Exhibit 1

AGREEMENT OF JOINT FILING

Pursuant to rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned persons hereby agree to file with the Securities and Exchange Commission the Statement on Schedule 13G (the “Statement”) to which this Agreement is attached as an exhibit, and agree that such Statement, as so filed is on the behalf of each of them.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of February 13, 2009.

                                                                FIRST NEW YORK SECURITIES LLC

                                        By: /s/ Harris Sufian
                                                                   Name: Harris Sufian
                                                                   Title:   Managing Member

                                                                /s/ Steven D. Heinemann
                                                                Steven D. Heinemann

                                                                /s/ Douglas Lipton
                                                                Douglas Lipton

                                                                /s/ David Nguyen
                                                                David Nguyen